Exhibit 10.9 SMRH:4867-3272-9957.9 -1- 062123 0003-000003 MEMBERSHIP INTEREST PURCHASE AGREEMENT This Membership Interest Purchase Agreement (this “Agreement”) is made as of July 5, 2023 (“Effective Date”), by and between Pacific Oak SOR 110 William JV, LLC (f/k/a KBS SOR 110 William JV, LLC), a Delaware limited liability company (“Buyer”), and SREF III 110 William JV, LLC, a Delaware limited liability company (“Seller”), and for purposes of Sections 2.1(d) and 3.11 hereof, Pacific Oak SOR SREF III 110 William, LLC (f/k/a KBS SOR SREF III 110 William, LLC), a Delaware limited liability company (the “Company”). Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Initially capitalized terms used but not defined herein have the meanings set forth in the Amended Original LLC Agreement (as defined in the recitals below). RECITALS WHEREAS, Buyer and Seller, as the sole initial members of the Company, entered into that certain Limited Liability Company Agreement of the Company, effective as of December 23, 2013 and amended pursuant to that certain First Amendment to the Limited Liability Company Agreement of the Company dated November 1, 2019 (collectively, the “Amended Original LLC Agreement”), and have remained the sole members of the Company until the Effective Date, with Buyer and Seller owning a 60% Percentage Interest and a 40% Percentage Interest, respectively; WHEREAS, 110 William Property Investors III, LLC, a Delaware limited liability company (the “Property Owner”), is a subsidiary of the Company and owns the Property; WHEREAS, the Property Owner, as landlord, and The City of New York, a municipal corporation, as tenant, acting through the Department of Citywide Administrative Services, have entered into that certain Agreement of Lease (the “DCAS Lease”) dated on or about the Effective Date with respect to certain space in the building located at the Property; WHEREAS, the DCAS Lease will require the Property Owner to fund certain amounts of additional equity to construct certain tenant improvements and to pay certain leasing commissions in accordance with the terms of the DCAS Lease (the “DCAS Lease Equity”); WHEREAS, Seller has informed Buyer that it will not have the requisite funds available to fund its applicable portion (based on its Percentage Interest) of the DCAS Lease Equity and that it is willing to therefore sell to Buyer, and Buyer is willing to purchase from Seller its entire membership interest in the Company (the “Membership Interest”), as hereinafter provided; and WHEREAS, immediately following the consummation of the purchase and sale of the Membership Interest, the Company will admit Invesco CMI Investments 110 William, LLC, a Delaware limited liability company (“Invesco”) as a member, and Buyer and Invesco will enter into an Amended and Restated Limited Liability Company Agreement of the Company dated as of the Effective Date in the form attached hereto as Exhibit A (as the same me be amended, restated, modified or supplemented in accordance with the terms thereof, the “A&R LLC Agreement”), which will supersede the Amended Original LLC Agreement, except as otherwise provided in this Agreement. SMRH:4867-3272-9957.9 -2- 062123 0003-000003 AGREEMENT NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: ARTICLE 1 PURCHASE AND SALE OF MEMBERSHIP INTEREST 1.1 Purchase and Sale. Seller hereby sells, assigns, transfers and delivers to Buyer, and Buyer hereby purchases from Seller, the Membership Interest, free and clear of all liens, claims, encumbrances and restrictions (“Liens”). The purchase and sale of the Membership Interest shall be deemed effective as of 12:01 a.m. Eastern Time on the Effective Date (the “Effective Time”). 1.2 Purchase Price. As payment for the Membership Interest, Buyer shall pay to Seller (a) one dollar ($1.00), which Seller acknowledges that is has received from Seller concurrently herewith and (b) the Contingent Consideration (as defined below). 1.3 Contingent Consideration. (a) Amount. If at any time Buyer and its Affiliates collectively shall have received both an IRR Return of seventeen percent (17.0%) and an Equity Multiple of 2.0 (calculated with reference to Net Cash or repayment of any principal and interest received by Buyer and its Affiliates from the Company from and after the Effective Time in the form of Distributions (as defined below)) on the aggregate capital contributions to the Company that Buyer and its Affiliates have made from and after the Effective Time through the date of such calculation (taking into account, for avoidance of doubt, capital contributions made by Buyer and its Affiliates pursuant to any provision of the A&R LLC Agreement (including, without limitation, capital contributions made pursuant to a capital call or with the mutual agreement of Invesco)) or on the amount of any loan funded to the Company or any subsidiary (direct or indirect) thereof that Buyer and its Affiliates have made from and after the Effective Time through the date of such calculation (“Hurdle”), Buyer shall pay to Seller, as additional consideration for the Membership Interest (any and all such additional consideration, “Contingent Consideration”), ten percent (10.0%) of (x) all Net Cash received by Buyer and its Affiliates thereafter in the form of Distributions and (y) the net cash proceeds that Buyer and its Affiliates thereafter receive from the sale of their Interests to a third party and (z) any repayment of principal and interest. Each payment of Contingent Consideration shall be due within ten (10) Business Days (as defined in Section 4.2) after Buyer’s receipt of the distributions or proceeds, as applicable, giving rise to the obligation to pay the Contingent Consideration and shall be payable by wire transfer of immediately available funds to the account designated in writing by Seller to Buyer for such payment, provided, however, that should such payment of Contingent Consideration not be made within thirty (30) days following the conclusion of the fiscal quarter in which it became due, such amount shall accrue interest from and after such 30th day at the rate equal to ten percent (10%) of such amount per annum until paid to Seller. Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, capitalized terms used in this Section 1.3(a) and not otherwise defined herein shall have the means ascribed to such terms in the Amended Original LLC Agreement. For purposes of this Section 1.3(a), the term “Distributions” means (a) distributions made pursuant to the A&R LLC SMRH:4867-3272-9957.9 -3- 062123 0003-000003 Agreement on account of Interests and (b) payments (other than as described in clause (a)) made for the purpose or which have the effect of eliminating, reducing or diverting the payment of the Contingent Consideration (but, for avoidance of doubt, in all events excluding (i) expense reimbursements, (ii) payments under the indemnification provisions of the A&R Agreement and (iii) payments for goods and services so long as such payments are on arm’s-length terms for bona fide goods and services). (b) Acknowledgements. Seller acknowledges and agree as follows: (i) Buyer’s actions and decisions as Managing Member may have an impact on the amount of Contingent Consideration; (ii) Buyer has no obligation as Managing Member to operate the Company in order to achieve or maximize Contingent Consideration, provided, however, Buyer shall not intentionally hinder or minimize the Contingent Consideration; (iii) Buyer owes no fiduciary duty or express or implied duty to Seller, it being agreed that the Parties intend the express provisions of Section 1.3(a) and this Agreement to govern their contractual relationship with respect to Contingent Consideration; (iv) there is no assurance that Seller will receive any Contingent Consideration; (v) the contingent rights to receive Contingent Consideration shall not be represented by any form of certificate or other instrument, is not transferable without Buyer’s prior written consent, does not constitute an equity or ownership interest in Buyer or the Company and Seller shall not have any rights as an equity holder of the Company as a result of such contingent right; and 1.4 Withholding. Notwithstanding anything herein to the contrary, Buyer and the Company shall be entitled to deduct and withhold from the consideration otherwise payable to Seller pursuant to this Agreement any amounts that it is required to deduct or withhold under applicable law; provided, however, that if Buyer or the Company believes that any such deduction or withholding is required, the applicable withholding Person shall use commercially reasonable efforts to provide Seller with written notice at least five (5) Business Days prior to withholding any amount pursuant to this Section 1.4 such that Seller shall have the opportunity to eliminate or reduce such deduction or withholding obligation by filing appropriate documentation or taking other appropriate action, and subject to their respective obligations under applicable Law, Buyer and the Company shall cooperate in good faith with Seller as necessary to eliminate or reduce such deduction or withholding, in each case, to the extent permitted under applicable Law. Any amounts so deducted or withheld and timely remitted to the appropriate governmental authority shall be treated for purposes of this Agreement as having been paid to Seller. Seller shall provide Buyer with any information reasonably necessary for Buyer to comply with any such deduction or withholding requirements and any associated reporting requirements under applicable Law (as defined in Section 2.1(b)). SMRH:4867-3272-9957.9 -4- 062123 0003-000003 ARTICLE 2 REPRESENTATIONS AND WARRANTIES 2.1 Buyer. Buyer represents and warrants to Seller, as of the Effective Time, as follows: (a) Authority and Enforceability. Buyer has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Buyer, and constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms. (b) Violations. Neither the execution or delivery by Buyer of this Agreement nor the performance by Buyer of its obligations hereunder will (i) violate or constitute a default under any contract to which Buyer is a party or result in the imposition of a Lien on any of its properties or assets; or (ii) constitute a violation of any law, statute, ordinance, judgment, injunction, decree, writ, regulation, interpretation, rule or order of any court or governmental authority (any of the foregoing, “Law”). (c) No Brokers. Buyer has not become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement. (d) No Allocation of Cancellation of Indebtedness Income. Buyer, in its capacity as the managing member of the Company, and the Company hereby agree that no cancellation of indebtedness income (as described in Section 108 of the Code) will be allocated to Seller due to the admission of Invesco as a member of the Company, except as otherwise required by a “determination” within the meaning of Section 1313 of the Code. (e) A&R LLC Agreement. Buyer has delivered to Seller a true, correct and complete copy of the A&R LLC Agreement and there are no amendments, modifications or supplements to the A&R LLC Agreement or the Amended Original LLC Agreement that have not been made available to Seller that would impact this Agreement or the Contingent Consideration. 2.2 Seller. Seller represents and warrants to Buyer, as of the Effective Time, as follows: (a) Authority and Enforceability. Seller has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller, and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms. (b) Violations. Neither the execution or delivery by Seller of this Agreement nor the performance by Seller of its obligations hereunder will (i) violate or constitute a default under any contract to which Seller is a party or result in the imposition of a Lien on any of its properties or assets; or (ii) constitute a violation of any Law. (c) Title to Membership Interest; No Other Interest. Seller owns the Membership Interest, free and clear of all Liens, and, upon the Effective Time, Buyer will acquire

SMRH:4867-3272-9957.9 -5- 062123 0003-000003 good and marketable title to the Membership Interest free and clear of all Liens. Other than the Membership Interest, Seller does not have (nor does any Affiliate thereof have) any right, title or interest in or to the equity of the Company nor any right, title or interest in or to any options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever providing for the issuance, sale or transfer of any equity of the Company. (d) Acknowledgments. Seller acknowledges that: (i) Seller has received all documents, books, records and information pertaining to the Company Entities, including, without limitation, the Project, as are material to Seller’s decision relating to the sale of the Membership Interest. (ii) Seller shall not have any right to any future appreciation in the value of the Membership Interest nor will Seller receive any distributions directly from the Company. (iii) The consideration to be paid pursuant hereto for the Membership Interest has been determined pursuant to arm’s length negotiations between the Parties and does not reflect or otherwise represent an independent valuation of the Membership Interest. (iv) As Managing Member through the date hereof, Seller is familiar with, and has current information regarding, the business, management, operations, financial status and prospects of the Company Entities. (v) Seller has consulted with its own financial, tax and legal advisers in making the decision to enter into this Agreement. (e) Loan Agreement Representations. The representations and warranties contained in the following Articles of the following agreements (which Articles Seller has reviewed) are true as of the Effective Time as they relate to Property Owner and the Property, as applicable (it being understood, however, that if any such representation and warranty is knowledge qualified in the applicable agreement, it shall be deemed made herein to Seller’s knowledge): (i) Section 1 of that certain Environmental Indemnity Agreement dated March 7, 2019 by “Borrower” and Savanna Real Estate Fund III, L.P., a Delaware limited partnership, and Savanna Real Estate (PIV) Fund III, L.P., a Delaware limited partnership (collectively, “Savanna Guarantor”) for the benefit of Invesco CMI Investments, L.P. (“Original Administrative Agent”) and the Lenders (as defined below); (ii) Article III of that certain Senior Loan Agreement dated March 7, 2019 (as the same has been amended, restated, modified and supplemented from time to time prior to the date hereto, collectively, the “Original Senior Loan Agreement”) by and among Borrower, Deutsched Pfandbriefbank AG, a German bank (“Administrative Agent”) and the lenders signatory from time to time to the Original Senior Loan (collectively, “Lenders”) Agreement; (iii) Article III of the that certain Amended and Restated Building Loan Agreement dated March 7, 2019 (as the same has been amended, restated, modified and supplemented from time to time prior to the date hereto, collectively, the “Original Building Loan Agreement”) by and among Borrower, Administrative Agent and lenders signatory from time to time to the Original Building Loan Agreement thereto; (iv) Article III of that certain Supplemental Building Loan Agreement dated as of the Effective Date by and among Borrower, Administrative Agent and SMRH:4867-3272-9957.9 -6- 062123 0003-000003 lenders signatory thereto; (v) Article III of the that certain Amended and Restated Senior Loan Agreement dated as of the Effective Date by and among Borrower, Administrative Agent and lenders signatory thereto; (vi) Section 9 of that certain Omnibus Amendment of Loan Documents dated as of the Effective Date by and among Borrower, Savanna Guarantor, Pacific Oak Credit Party, Administrative Agent and Lenders; and (vii) Section 1 of that certain Environmental Indemnity Agreement dated as of the Effective Date by Borrower and Pacific Oak Credit Party in favor of Administrative Agent for the benefit of Lenders. (f) No Undisclosed Liabilities. To Seller’s knowledge, neither the Company nor any of its subsidiaries (direct or indirect) have any liability or obligation of any kind, character or description (whether absolute or contingent) except (i) those which are adequately reflected or reserved against the consolidated balance sheet of the Company as of April 30, 2023, and (ii) those which have been incurred in the ordinary course of business since that date and which do not relate to or arise from any breach of contract or violation of applicable law. (g) No Brokers. Seller has not become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement. 2.3 Exclusivity of Representations. Each Party acknowledges and agrees that except as set forth in this Article 2, neither Party has made or makes any representation or warranty to the other Party and hereby disclaims all other representations or warranties with respect to any matter whatsoever. 2.4 Survival. All representations and warranties made in this Article 2 shall survive the execution of this Agreement for a period of seven (7) years. ARTICLE 3 COVENANTS 3.1 Asset Management Agreement. Concurrently herewith, Seller shall cause Savanna Project Management, LLC (“Savanna”) to execute and deliver to the Property Owner a counterpart to that certain Asset and Project Management Agreement in the form attached hereto as Exhibit B, whereupon Buyer shall arrange for the Property Owner to execute and deliver a counterpart to Savanna. 3.2 LLC Agreement. Seller and Buyer agree that from and after the date hereof and subject to the terms of this Agreement (a) neither Seller nor any other Releasing Person (as defined in Section 3.3(a)) shall have any rights under the Amended Original LLC Agreement (other than rights under Section 2.09 (Liability and Indemnity) thereof by reason of acts or omissions occurring prior to the date hereof), and (b) Seller shall continue to comply with Section 10.07 (Confidentiality) of the Amended Original LLC Agreement. SMRH:4867-3272-9957.9 -7- 062123 0003-000003 3.3 General Release. (a) Definitions. As used herein: (i) “Claims” means all losses, liabilities, claims, damages, actions, cause of actions, demands, debts, suits, controversies, obligations, penalties, fines, judgments, awards, settlements, costs, fees and other expenses (including reasonable attorney fees), that arise from or by reason of any matter, occurrence or other event (including under any statute, rule, regulation or legal or equitable theory), whether direct or indirect, known or unknown, foreseen or unforeseen, or liquidated, fixed or contingent. (ii) “Company Entities” means the Company and each subsidiary, direct or indirect, thereof. (iii) “Non-Released Claims” means (x) any Claims against a party arising under the express terms of this Agreement (including, without limitation, by reason of the inaccuracy in or breach of any representation and warranty contained herein), (y) any Claims against the Company under Section 2.09 (Liability and Indemnity) of the Amended Original LLC Agreement by reason of acts or omissions occurring prior to the Effective Time, (z) any Claims in respect of amounts earned but unpaid through the Effective Time pursuant to any written agreement in effect as of the Effective Time between Seller or any Affiliate thereof, on the one hand, and the Company or any subsidiary (direct or indirect) thereof, on the other hand (other than the Amended Original LLC Agreement) (the “Surviving Agreements”) and (aa) in the case of Surviving Agreements (if any) that expressly provide for indemnification rights on behalf of Seller or any Affiliate thereof, any Claims for such indemnification by reason of acts or omissions occurring prior to the date hereof. (iv) “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization. (v) “Released Persons” means Buyer and each Company Entity and their respective Representatives or Seller and its Representatives, as the context may require. (vi) “Releasing Persons” means Buyer and its Representatives or Seller and its Representatives, as the context may require. (vii) “Representatives” of a Person means such Person’s present and former parents, subsidiaries, divisions, Affiliates, successors, assigns and predecessors and their respective present and former owners, members, shareholders, partners, officers, directors, employees, agents, attorneys, representatives, successors, beneficiaries, heirs and assigns. (viii) “Released Claims” mean the Claims released under Section 3.3(b). (b) Release of Claims. (i) Seller agrees that, as of the Effective Time, Seller, on behalf of itself and the other Releasing Persons, does hereby irrevocably, unconditionally, voluntarily, knowingly, fully, finally, and completely forever release and discharge each Released Person from, against SMRH:4867-3272-9957.9 -8- 062123 0003-000003 and with respect to any and all Claims that any Releasing Person ever had or now has, or may hereafter have or acquire, against any Released Person that arise out of or in any way relate, directly or indirectly, to any matter, cause or thing, act or failure to act whatsoever occurring at any time on or prior to the Effective Time (other than the Non-Released Claims). Without limitation, the Released Claims include Claims (other than Non-Released Claims) that arise from or by reason of (a) Seller’s ownership of the Membership Interest, (b) Seller’s role as Managing Member, and (c) the operation, business, affairs, management, or financial condition of the Company Entities. Seller further agrees that from and after the Effective Time it shall not, nor shall it permit any other Releasing Person to, institute any litigation, lawsuit, claim or action against the any Released Person with respect to any Released Claims. (ii) Buyer agrees that, as of the Effective Time, Buyer, on behalf of itself and the other Releasing Persons, does hereby irrevocably, unconditionally, voluntarily, knowingly, fully, finally, and completely forever release and discharge each Released Person from, against and with respect to any and all Claims that any Releasing Person ever had or now has, or may hereafter have or acquire, against any Released Person that arise out of or in any way relate, directly or indirectly, to any matter, cause or thing, act or failure to act whatsoever occurring at any time on or prior to the Effective Time (other than the Non-Released Claims). Without limitation, the Released Claims include Claims (other than the Non-Released Claims) that arise from or by reason of (a) Buyer’s ownership interests in the Company and (b) the operation, business, affairs, management, or financial condition of the Company Entities. Buyer further agrees that from and after the Effective Time it shall not, nor shall it permit any other Releasing Person to, institute any litigation, lawsuit, claim or action against the any Released Person with respect to any Released Claims. (c) Waiver. Seller and Buyer acknowledge that the laws of many states (including Section 1542 of the California Civil Code) provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PERSON.” Seller and Buyer acknowledge that such provisions are designed to protect a party from waiving claims which it does not know exist or may exist. Nonetheless, Seller and Buyer agree that, effective as of the Effective Time, Seller, Buyer and the other Releasing Persons, as applicable, shall be deemed to waive any such provision with respect to the Released Claims. 3.4 Third Party Beneficiaries. Seller and Buyer expressly acknowledge and agree that each Released Person is a third party beneficiary of Section 3.2 and 3.3 and shall be entitled to enforce the provisions of each such Section as if it were a Party. 3.5 Intentionally Omitted. 3.6 Books and Records. Upon reasonable advance written notice from Seller to Buyer, Buyer shall arrange for the Company to permit Seller and its Representatives, to examine the books and records of the Company and the Company Entities (at the location such books and records are regularly maintained) during normal business hours to the extent reasonably necessary to confirm

SMRH:4867-3272-9957.9 -9- 062123 0003-000003 the calculation of the Contingent Consideration; provided, however, that the Company may instead transmit such documents to Seller and/or its Representatives electronically. 3.7 Notice of Certain Events. Buyer shall use reasonably diligent efforts to notify Seller at least five (5) days in advance of a sale or refinance of the Property or the sale or other disposition of Buyer’s interest in the Company and shall keep Seller reasonably informed of such sale, refinancing or other disposition. For the avoidance of doubt, in no event shall Seller have any claim to damages on account of Buyer’s failure to so notify Seller or to keep Seller so informed. 3.8 Return of Property. In the event that Seller discovers that Seller or any other Releasing Person is on the Effective Date in possession, or hereafter comes into possession, of any assets or properties belonging to any Company Entity, Seller shall promptly notify Buyer and arrange for the prompt return of such items to or as directed by the Company at Seller’s cost. 3.9 Confidentiality. Seller and Buyer shall keep confidential the terms and existence of this Agreement, the agreements referenced herein and any information received pursuant to this Agreement, in each case except (i) to the extent required by applicable Law, or (ii) for disclosures to its Representatives on a need to know basis. In addition, Buyer may provide a copy of this Agreement to the Company and Invesco. 3.10 Expenses. Each Party shall bear all expenses incurred on behalf of such Party in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants. 3.11 Tax Matters. (a) Notwithstanding anything herein to the contrary, for U.S. federal and applicable state and local income tax purposes, (i) this Agreement shall be treated as part of the Amended Original LLC Agreement (as the same may be further amended) as described in Section 761(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and sections 1.704- 1(b)(2)(ii)(h) and 1.761-1(c) of the income tax regulations (“Regulations”) promulgated thereunder, and (ii) Seller shall (A) be deemed to have sold 100% of its capital interest in the Company and a portion of its profits interest (as set forth in Section 5.01(b) and (c) of the Amended Original LLC Agreement) in the Company in exchange for the Purchase Price; and (B) contemporaneously with Section 3.10(a)(ii)(A) hereof, be deemed to have amended its remaining profits interest to reflect the terms of the Contingent Consideration received hereunder (the “Savanna Carry”). The Savanna Carry is intended to continue to be a “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and IRS Notice 2005-43 for U.S. federal and applicable state and local income tax purposes and, only after the Hurdle has been reached, Seller agrees that Seller shall be allocated income or gain by the Company in an amount corresponding to any Contingent Consideration owed to Seller (as determined in the good faith determination of the Company). The Company hereby acknowledges the amended terms of the Savanna Carry and shall continue to treat the Seller as a member of the Company with respect to the Savanna Carry. The transactions contemplated by this Agreement are intended to be a recapitalization of the Company. The Parties shall file all tax returns and take all positions with any taxing authority consistent with the foregoing unless otherwise required by a “determination” within the meaning SMRH:4867-3272-9957.9 -10- 062123 0003-000003 of Section 1313 of the Code; provided, however, that to the extent that the transactions contemplated by this Agreement result in Seller being deemed to receive a distribution of cash pursuant to Section 752(b) of the Code, Seller shall file all tax returns to reflect such deemed distribution of cash and any resulting gain with respect to the Membership Interest. (b) Seller agrees to cooperate, including without limitation through the provision of information and filing of any tax returns, in connection with any election by the Company under Section 6226 of the Code (or corresponding provisions of state or local Tax Law). (c) The Parties shall cooperate (and cause their respective Affiliates to cooperate) fully, as and to the extent reasonably requested by the other Parties, in connection with the preparation and filing of tax returns of the Company and any tax audit, litigation or other proceeding with respect to taxes and payments in respect thereof. Such cooperation shall include the retention and (upon the other Parties’ request) the provision of records and information which are reasonably relevant to any such tax audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of the Parties shall furnish the other Parties with copies of all relevant correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxes for which any other Party may have any tax liability. 3.12 Transfer Tax. Buyer acknowledges and agrees that Buyer shall be responsible for any transfer tax (or similar tax) imposed that is associated with this Agreement or the transfer of the Membership Interest hereunder or any transfer tax (or similar tax) imposed that is associated with the entrance of Invesco to the A&R LLC Agreement, and Buyer shall indemnify, defend and hold Seller harmless from and against the payment of any of the foregoing transfer tax, including any penalties or fees in connection therewith. 3.13 Further Assurances. Each Party shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. ARTICLE 4 MISCELLANEOUS 4.1 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) certified mail, postage prepaid, return receipt requested, or (iv) email. Any such notice or other communication shall be deemed received and effective upon the date of acceptance or rejection of delivery. Any notice or other communication sent by email must be confirmed within two (2) days by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or communication shall refer to the date such communication becomes effective under the terms of this Section 4.1. Any such notice or other communication so delivered shall be addressed to the Party to be served at the address for such Party set forth on the signature page hereto. Such addresses may be changed by giving written notice to the other Parties in the manner set forth in this Section 4.1. Rejection or other refusal to SMRH:4867-3272-9957.9 -11- 062123 0003-000003 accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of notice or other communication sent. 4.2 Construction of Agreement. This Agreement contains the entire understanding between the Parties and supersedes any prior or contemporaneous understanding, correspondence, negotiations or agreements between them, in each case respecting the within subject matter. No alteration, modification or interpretation hereof and no agreement between the Parties shall be binding unless in writing signed by the Parties. The Article and Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Any Schedule or Exhibit attached hereto is incorporated herein by this reference and expressly made a part of this Agreement for all purposes. As used herein, “Business Day” means a day other than any day on which banks are authorized or obligated by law or executive order to close in New York, New York. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and all rights, duties, obligations and remedies shall be governed by the Act without regard to principles of conflict of laws. If any arbitration, action or suit is brought by a Party against the other Party that arises out of this Agreement, then the prevailing Member in such arbitration, action or suit shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing Member. This Agreement shall inure to the benefit of and shall bind the Parties and their respective personal representatives, successors, and permitted assigns. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Parties and their respective successors and permitted assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third- party beneficiary of this Agreement, except as otherwise expressly provided herein. Seller and Buyer expressly acknowledge and agree that the Company is a third party beneficiary of Section 1.4 and Section 3.11 and shall be entitled to enforce the provisions of each such Section as if it were a Party. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which shall constitute a single Agreement, binding on the Parties. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. The signature of any party hereto to any counterpart hereof delivered by any electronic means shall be deemed a signature to, and may be appended to, any other counterpart. Every provision of this Agreement is intended to be severable. Seller expressly acknowledges and agrees that the Company is a third party beneficiary of each Section of this Agreement that grants rights to the Company and shall be entitled to enforce such provisions of as if it were a Party. Each Party acknowledges that (i) each Party is of equal bargaining strength; and (ii) each Party has actively participated in the drafting, preparation and negotiation of this Agreement and has been represented by its own counsel; accordingly each Party hereby waives the application of any applicable law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party or Parties drafting such agreement or document. 4.3 Assignment. Neither Party shall, without the prior written consent of the other Party (which consent may be given or withheld in such Party’s sole discretion), directly or indirectly transfer, assign, pledge or encumber any of its right, title or interest in, to or under this Agreement (each, an “Assignment”); provided, however Seller may effectuate an Assignment without SMRH:4867-3272-9957.9 -12- 062123 0003-000003 Buyer’s prior written consent to an affiliate under common control; it being agreed by Seller however that such Assignment shall not relieve Seller of any of its obligations hereunder. [Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

"BUYER"

PACIFIC OAK SOR 110 WILLIAM JV, LLC (f/ka/ KBS SOR 110 WILLIAM JV, LLC), a Delaware limited liability company

By: PACIFIC OAK SOR ACQUISITION XXV, LLC (f/ka/ KBS SOR ACQUISITION XXV, LLC),
a Delaware limited liability company,
its sole member

By: PACIFIC OAK SOR PROPERTIES, LLC (f/k/a KBS SOR PROPERTIES, LLC),
a Delaware limited liability company,
its sole member

By: PACIFIC OAK SOR (BVI) HOLDINGS, LTD. (f/k/a KBS SOR (BVI) HOLDINGS, LTD.),
a British Virgin Islands company limited by shares,
its sole member

By: PACIFIC OAK STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP (f/k/a KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP),
a Delaware limited partnership,
its sole shareholder

By: PACIFIC OAK STRATEGIC OPPORTUNITY REIT (f/k/a KBS STRATEGIC OPPORTUNITY REIT, INC.)
a Maryland corporation,
its sole general partner

By: /s/ Michael Bender
Michael Bender,
Chief Financial Officer

Address:

Pacific Oak 110 William Street JV, LLC
3200 Park Center Drive, Suite 800
Costa Mesa, CA 92626
Attention: Brian Ragsdale
Email: bragsdale@pac-oak.com

Signature Page to Membership
Interest Purchase Agreement

SMRH:4867-3272-9957.9
062123

0003-000003

"SELLER"

SREF 110 WILLIAM JV III, LLC, a
Delaware limited liability company

By: /s/ Christopher Schlank
Name: Christopher Schlank
Title: Authorized Signatory

Address:
c/o Savanna
430 Park Avenue, 12th Floor
New York, New York 10022
Attention: Christopher Schlank and Valerie Kitay

SMRH:4867-3272-9957.9
062123

Signature Page to Membership
Interest Purchase Agreement

0003-000003

SOLELY FOR PURPOSES OF SECTIONS 2.1(D) AND 3.11:

PACIFIC OAK SOR SREF III 110 WILLIAM, LLC, a Delaware limited liability company

By: /s/ Michael Bender
Name: Michael A. Bender
Title: Authorized Signatory

Signature Page to Membership
Interest Purchase Agreement

SMRH:4867-3272-9957.9
062123

0003-000003

EXHIBIT A

FORM OF A&R LLC AGREEMENT

[attached]

SMRH:4867-3272-9957.9
062123
-1-
0003-000003

SMRH:4867-3272-9957.9 -2- 062123 0003-000003 EXHIBIT B FORM OF ASSET AND PROJECT MANAGEMENT AGREEMENT [attached]